EXHIBIT 10.1

MUTUAL RESCISSION AGREEMENT

This Rescission Agreement (“Agreement”) is made as of March 28, 2008, by and among GLOBAL ENTERTAINMENT HOLDINGS, INC., a Nevada corporation (“Global”), HANDS FREE ENTERTAINMENT, INC., a Texas corporation (“HFE”), and each and every one of the shareholders of HFE (collectively, the “Shareholders” and, individually, a “Shareholder”) (Global and HFE and its Shareholders are collectively referred to as the “Parties,” and each a “Party”).

RECITALS

This Agreement is made in contemplation of the following facts:

A.

The Parties entered into a Share Exchange Agreement dated as of December 31, 2007 (the “Exchange Agreement”) whereby the HFE Shareholders were to exchange all of their shares of capital stock in HFE (which consisted of all of the shares of capital stock of HFE) (the “HFE Shares”) for 250,000 shares of Global’s Common Stock (the “Global Shares”).

B.

The Parties acknowledge that the transfer of Global Shares for HFE Shares was not concluded pursuant to all of the necessary terms and conditions set forth in the Exchange Agreement.

C.

Global And HFE have determined that certain terms and conditions of the Exchange Agreement cannot be met, thereby rendering the Exchange Agreement null and void.

D.

The parties have determined that it is in their best interest to formalize the voiding of the Exchange Agreement by mutually rescinding the Exchange Agreement, and thereby returning the Parties to their respective positions prior to the Exchange.

NOW, THEREFORE, in consideration of the above recitals and the mutual benefits contained herein, the parties agree as follows:

1.

Rescission.  The Exchange Agreement and all agreements entered into by and among the Parties in connection therewith (the “Original Agreements”), are hereby unconditionally rescinded ab initio and each of the Parties to this Agreement will be restored to the position it was in immediately before the Original Agreements were executed.  Without limiting the foregoing, Global and HFE represent and warrant that, as a result of this rescission, no interest in HFE was transferred to Global nor was any interest in Global transferred to HFE, whether by reason of the Exchange Agreement or otherwise, and Global and HFE agree that they do not and shall not claim any right, title or interest in or to HFE or Global, respectively, or their income or assets.

2.

Stock Certificates.  The Parties acknowledge that no certificates representing any interest in HFE and no certificates representing any interest in Global to be issued in accordance with the Exchange Agreement have been issued, or if considered issued, are valid or outstanding.

3.

No Assignment.  Each of the Parties to this Agreement represents and warrants that it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matters released pursuant to this Agreement or any portion of it, any interest in the Original Agreements or any interest in the HFE Stock or Global Stock.  Each of the Parties further represents and warrants that none of the shares of the HFE Stock or Global Stock is subject to any lien, claim, charge, encumbrance, pledge, security interest or claim of others.

4.

SEC Filings.  Upon execution of this Agreement, each of the HFE Shareholders and any appropriate related parties shall amend any reports filed by them pursuant to Section 16 of the Securities Exchange Act of 1934 to reflect the return of any Global Shares.

5.

State Filings.  Upon execution of this Agreement, Global and HFE shall file with the Secretary of State of Nevada and the Secretary of State of Texas any documents necessary to effect this Agreement and the rescission of the Exchange Agreement.

6.

Release by Global.  Global, for itself and for any of its successors and assigns, releases and discharges HFE, and each of its respective successors and assigns, officers, directors and Shareholders, from any and all claims, demands, damages, debts, liabilities, accounts, accounting, cause of action at law or in equity, known or unknown which Global ever had, now has or in any way arises from or is related to the Exchange Agreement.

7.

Release by HFE and Shareholders.  HFE, for itself, its Shareholders and for any of its successors and assigns, releases and discharges Global, and each of its respective successors and assigns, officers, directors and shareholders, from any and all claims, demands, damages, debts, liabilities, accounts, accounting, cause of action at law or in equity, known or unknown which HFE ever had, now has or in any way arises from or is related to the  Exchange Agreement.

8.

Public Disclosure.  The Parties agree that public disclosure of this Agreement hereby shall be coordinated by Global, and HFE shall not directly or indirectly make any such disclosure without the prior written consent of Global, except to HFE shareholders and advisors.  Global can not make any public disclosures that involve and/or pertain to HFE without prior written consent from HFE.  Public disclosures about HFE, HFE directors, HFE shareholders, or HFE business practices without prior written consent from HFE is strictly prohibited.

9.

Counterparts.  This Agreement may be executed in any number of copies by the parties to it, in several counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument.

10.

Authority.  Each individual signing this Agreement in a representative capacity for the Party to the Agreement represents and warrants that he has full authority to execute this Agreement on behalf of the Party and in fact the Parties herein are the Parties or the successor Parties to all agreements being rescinded herein.  The execution and delivery of this Agreement has been duly and validly authorized and approved by the respective boards of directors of Global and HFE.

11.

Choice of Law.  This Agreement will be enforced, governed and construed by and in accordance with the laws of the State of  Texas.

12.

Headings; Interpretation.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof.  Words such as “herein,” “hereto,” “hereunder” or the like shall refer to this Agreement as a whole.  The words “include” or “including” shall be by way of example rather than by limitation.  The words “or,” “either” or “any” shall not be exclusive.  Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.  The Parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring of disfavoring any party by virtue of the authorship hereof.  In the event any Party to this Agreement brings any legal or equitable action against any other Party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing Party, as determined in the court’s discretion, will be entitled to recover costs and attorney fees in the proceeding.

13.

Other Documents.  Each Party will, from time to time, at the request of any other Party to this Agreement, execute, acknowledge and deliver to the other, documents or instruments, and take any other actions as may be reasonably required or requested to more effectively carry out the terms of this Agreement.  If required by Global to comply with regulatory requests, HFE will provide unaudited financial statements (including Income Statements, Balance Sheets and Statements of Cash Flows) for HFE for the periods ending December 31, 2006 and 2007, and March 31, 2008.

14.

Amendment.  This Agreement may be amended by the agreement of all of the Parties hereto; provided, however, that this Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first written above.

GLOBAL ENTERTAINMENT HOLDINGS, INC.		HANDS FREE ENTERTAINMENT, INC.

By:	/s/ Gary Rasmussen	By:	/s/ Cory Hudson
	Gary Rasmussen		Cory Hudson
	Chairman/ CEO		President

		By:	/s/ James Paul
James Paul
Secretary

HFE SHAREHOLDERS:

	/s/ James Paul		/s/ Cory Hudson
	James Paul		Cory Hudson